Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 32 to the Registration Statements on Form N-1A of Variable Insurance Products Fund II: Investment Grade Bond Portfolio, Asset Manager Portfolio, Asset Manager: Growth Portfolio, Index 500 Portfolio, and Contrafund Portfolio, of our reports dated February 10, 1999 on the financial statements and financial highlights included in the December 31, 1998 Annual Report to Shareholders of Variable Insurance Products Fund II: Investment Grade Bond Portfolio, Asset Manager Portfolio, Asset Manager: Growth Portfolio, Index 500 Portfolio, and Contrafund Portfolio.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditors" in the Statement of Additional Information.

       /s/PricewaterhouseCoopers LLP
          PricewaterhouseCoopers LLP
          Boston, Massachusetts
          April 25, 2000